BY-LAWS

OF

BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.

(A Maryland Corporation)

___________

ARTICLE I

STOCKHOLDERS

1.              CERTIFICATES REPRESENTING STOCK. The Board of Directors may authorize the corporation to issue some or all of the shares of any class or series of its stock without certificates. In the event that the corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the Maryland General Corporation Law ("General Corporation Law") and shall be signed by the officers of the corporation in the manner permitted by the General Corporation Law. In the event that the corporation issues shares of stock without certificates, to the extent then required by the General Corporation Law, the corporation shall provide to record holders of such shares a written statement of the information required by the General Corporation Law to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. If shares of a class or series of stock are authorized by the Board of Directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the Secretary of the corporation.

For any shares issued without certificates, the corporation or a transfer agent of the corporation may either issue receipts therefor or may keep accounts upon the books of the corporation for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such shares as if they had received certificates therefor.

No certificate representing shares of stock shall be issued for any share of stock until such share is fully paid, except as otherwise authorized in Section 2-206 of the General Corporation Law.

The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require, in its discretion, the owner of any such certificate or the owner's legal representative to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim that may arise by reason of the issuance of a new certificate; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued.

2.              SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares of stock, if any, transfers of shares of stock of the corporation shall be made only on the stock transfer books of the corporation by the record holder thereof or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon. Upon the transfer of any uncertificated shares, to the extent then required by the General Corporation Law, the corporation shall provide to the record holders of such shares a written statement of the information required by the General Corporation Law to be included on stock certificates.

3.              RECORD DATE FOR STOCKHOLDERS. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than 90 days, and in case of a meeting of stockholders not less than 10 days, prior to the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least 10 days immediately preceding such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders: (1) The record date for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the day 30 days before the meeting, whichever is the closer date to the meeting; and (2) The record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted, provided that the payment or allotment date shall not be more than 60 days after the date on which the resolution is adopted.

4.              MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock and said reference also is intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class or series upon which or upon whom the Charter confers such rights where there are two or more classes or series of shares or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Charter may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder.

5.              STOCKHOLDER MEETINGS.

ANNUAL MEETINGS. If a meeting of the stockholders of the corporation is required by the Investment Company Act of 1940, as amended, to elect the directors, then there shall be submitted to the stockholders at such meeting the question of the election of directors, and a meeting called for that purpose shall be designated the annual meeting of stockholders for that year. In other years in which no action by stockholders is required for the aforesaid election of directors, no annual meeting need be held.

SPECIAL MEETINGS. Special stockholder meetings of the corporation or of any series or class for any purpose may be called by the Board of Directors or the President and shall be called by the Secretary whenever the holders of shares entitled to at least a majority of all the votes entitled to be cast at such meeting shall make a duly authorized request that such meeting be called. Such request shall state the purpose of such meeting and the matters proposed to be acted on thereat, and no other business shall be transacted at any such special meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment to the corporation of such costs, the Secretary shall give notice in the manner provided for below.

PLACE AND TIME. Stockholder meetings shall be held at such place, either within the State of Maryland or at such other place within the United States, and at such date or dates as the directors from time to time may fix. Notwithstanding the foregoing, the Board of Directors may provide that any or all meetings of the stockholders shall not be held at a place, but instead shall be held solely by means of remote communication.

NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written or printed notice of all meetings shall be given by the Secretary and shall state the time and place of the meeting (or in lieu of a place, the means of remote communication by which stockholders may be deemed to be present in person and vote at such meeting). The notice of a special meeting shall state in all instances the purpose or purposes for which the meeting is called. Written or printed notice of any meeting shall be given to each stockholder entitled to vote thereat not less than 10 days and not more than 90 days before the date of the meeting, unless any provisions of the General Corporation Law shall prescribe a different elapsed period of time, to each stockholder at his or her address appearing on the books of the corporation or the address (including for these purposes email address or facsimile number, as applicable) supplied by the stockholder for the purpose of notice. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her post office address as it appears on the records of the corporation with postage thereon prepaid. Whenever any notice of the time, place or purpose of any meeting of stockholders is required to be given under the provisions of these by-laws or of the General Corporation Law, a waiver thereof in writing, signed by the stockholder and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance or representation at the meeting shall be deemed equivalent to the giving of such notice to such stockholder. The foregoing requirements of notice also shall apply, whenever the corporation shall have any class of stock which is not entitled to vote, to holders of stock who are not entitled to vote at the meeting, but who are entitled to notice thereof and to dissent from any action taken thereat.

COMMUNICATIONS WITH STOCKHOLDERS. Any notices, reports, statements or other communications with stockholders of any kind required under the Articles of Incorporation, these by-laws or applicable law may be sent, delivered or made available in any reasonable manner as may be determined by the Board of Directors if not otherwise prohibited by applicable law, including, without limitation, by email or other electronic means or by posting on a website; and such communications may be sent, delivered or otherwise made available to stockholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to stockholders who reside at the same address. No communication need by given to any stockholder who shall have failed to inform the corporation of the stockholder's current address and the Board of Directors may from time to time adopt, or may authorize the officers or agents of the corporation to adopt, procedures or policies with respect to communications to stockholders that are returned to the corporation or its agents as undeliverable and similar matters.

STATEMENT OF AFFAIRS. The President of the corporation or, if the Board of Directors shall determine otherwise, some other executive officer thereof, shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be filed at the principal office of the corporation in the State of Maryland.

QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast one-third of the votes thereat shall constitute a quorum. For the purposes of establishing whether a quorum is present, all shares present and entitled to vote, including abstentions and broker non-votes, shall be counted. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time, but not for a period exceeding 120 days after the original record date until a quorum shall attend.

ADJOURNED MEETINGS. A meeting of stockholders convened on the date for which it was called (including one adjourned to achieve a quorum as provided in the paragraph above) may be adjourned from time to time without further notice to a date not more than 120 days after the original record date, and any business may be transacted at any adjourned meeting which could have been transacted at the meeting as originally called.

CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the President, a Vice President or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation or, in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether for the purposes of determining the stockholder's presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, expressing consent or dissent without a meeting or otherwise. Every proxy shall be executed in writing by the stockholder or by his or her duly authorized attorney-in-fact or be in such other form as may be permitted by the Maryland General Corporation Law, including documents conveyed by electronic transmission and filed with the Secretary of the corporation. A copy, facsimile transmission or other reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original transmission could be used. No unrevoked proxy shall be valid after 11 months from the date of its execution, unless a longer time is expressly provided therein. The placing of a stockholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution of such proxy by or on behalf of such stockholder.

INSPECTORS OF ELECTION. The directors, in advance of any meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

VOTING. Each share of stock shall entitle the holder thereof to one vote, except in the election of directors, at which each said vote may be cast for as many persons as there are directors to be elected. Except for election of directors, a majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may come before a meeting, unless more than a majority of votes cast is required by the corporation's Articles of Incorporation. A plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a director.

6.              INFORMAL ACTION. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action and such consent and waiver are filed with the records of the corporation. Any written consents may be executed and delivered by electronic means.

ARTICLE II

BOARD OF DIRECTORS

1.              FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed under the direction of a Board of Directors. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

2.              AUTHORITY TO RETAIN EXPERTS AND ADVISERS. The directors who are not "interested persons" (as that term is defined in the Investment Company Act of 1940, as amended) of the corporation may, by a vote of a majority of such directors, hire employees and retain experts and advisers, including independent legal counsel, at the expense of the corporation, to the extent such directors deem necessary to carry out their duties as directors, and may execute any agreements, contracts, instruments or other documents in connection therewith.

3.              QUALIFICATIONS AND NUMBER. Each director shall be a natural person of full age. A director need not be a stockholder, a citizen of the United States or a resident of the State of Maryland. The initial Board of Directors shall consist of one person. Thereafter, the number of directors constituting the entire board shall never be less than three or the number of stockholders, whichever is less. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may increase or decrease the number of directors, provided that the number thereof shall never be less than three or the number of stockholders, whichever is less, nor more than twelve and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

4.              ELECTION AND TERM. The first Board of Directors shall consist of the director named in the Articles of Incorporation and shall hold office until the first meeting of stockholders or until his or her successor has been elected and qualified. Thereafter, directors who are elected at a meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until their successors have been elected and qualified, as amended. Newly created directorships and any vacancies in the Board of Directors, other than vacancies resulting from the removal of directors by the stockholders, may be filled by the Board of Directors, subject to the provisions of the Investment Company Act of 1940, as amended. Newly created directorships filled by the Board of Directors shall be by action of a majority of the entire Board of Directors then in office. All vacancies to be filled by the Board of Directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum thereof.

5.              MEETINGS.

TIME. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors conveniently may assemble.

PLACE. Meetings shall be held at such place (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time) within or without the State of Maryland as shall be fixed by the Board.

CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the President or of a majority of the directors in office.

NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. It shall be sufficient notice to a director of a special meeting to send notice by overnight mail at least two days or by email or facsimile at least one day before the meeting, addressed to the director at his or her usual or last known business or residence address, email address or facsimile number, as applicable, or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice may be sent on the day of the special meeting by email, facsimile or other electronic means, or given by telephone or in person, if under the circumstances the party calling the meeting deems more immediate action to be necessary or appropriate. Whenever any notice of the time, place or purpose of any meeting of directors or any committee thereof is required to be given under the provisions of the General Corporation Law or of these by-laws, a waiver thereof in writing, signed by the director or committee member entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting shall be deemed equivalent to the giving of such notice to such director or such committee member.

QUORUM AND ACTION. A majority of the entire Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board and, in no event, less than two directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as otherwise specifically provided by the Articles of Incorporation, the General Corporation Law or these by-laws, the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.

CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, or the President or any other director chosen by the Board, shall preside at all meetings.

6.              REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the stockholders, who may elect a successor or successors to fill any resulting vacancy or vacancies for the unexpired term of the removed director or directors.

7.              COMMITTEES. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of one or more directors and may delegate to such committee or committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the corporation, except the power to amend the by-laws, to approve any merger or share exchange which does not require stockholder approval, to authorize dividends, to issue stock (except to the extent permitted by law) or to recommend to stockholders any action requiring the stockholders' approval. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. The chair, if any, and members of any duly appointed committee shall receive such compensation and/or fees and reimbursement for expenses as from time to time may be determined by the directors.

8.              INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or any such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or any such committee. Any written consents may be executed and delivered by electronic means.

Members of the Board of Directors or any committee designated thereby may participate in a meeting of the Board or such committee by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III

OFFICERS

The corporation may have a Chairman of the Board and shall have a President, a Secretary, a Treasurer and a Chief Compliance Officer, who shall be elected by the Board of Directors, and may have such other officers, assistant officers and agents as the Board of Directors shall authorize from time to time. Any two or more offices, except those of President and Vice President, may be held by the same person, but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby.

ARTICLE IV

PRINCIPAL OFFICE - RESIDENT AGENT - STOCK LEDGER

The address of the principal office of the corporation in the State of Maryland prescribed by the General Corporation Law is 351 West Camden Street, c/o The Corporation Trust Incorporated, Baltimore, Maryland 21201. The name and address of the resident agent in the State of Maryland prescribed by the General Corporation Law are: The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.

The corporation shall maintain, at its principal office in the State of Maryland prescribed by the General Corporation Law or at the business office or an agency of the corporation, an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

ARTICLE V

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation or any series thereof shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

CONTROL OVER BY-LAWS

The power to make, alter, amend and repeal the by-laws is vested exclusively in the Board of Directors of the corporation.

ARTICLE VIII

INDEMNIFICATION

1.              INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the law. The corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the same extent as its directors and, in the case of officers, to such further extent as is consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office ("disabling conduct").

2.              ADVANCES. Any current or former director or officer of the corporation seeking indemnification within the scope of this Article shall be entitled to advances from the corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the General Corporation Law. The person seeking indemnification shall provide to the corporation a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the corporation for his or her undertaking; (b) the corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the corporation who are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

3.              PROCEDURE. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

4.              INDEMNIFICATION OF EMPLOYEES AND AGENTS. Employees and agents who are not officers or directors of the corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940, as amended.

5.              OTHER RIGHTS. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested non-party directors or otherwise.

6.              AMENDMENTS. References in this Article are to the General Corporation Law and to the Investment Company Act of 1940 as from time to time amended. No amendment of the by-laws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

Dated:  December 15, 2014

Amended and Restated: August 20, 2025